Exhibit 99.2

SecurityMatters B.V. Consolidated Financial Statements June 30, 2018

SecurityMatters B.V.
Table of Contents
June 30, 2018

Independent Accountants' Review Report
Board of Directors and Shareholders
SecurityMatters B.V.
We have reviewed the accompanying consolidated statement of financial position of SecurityMatters B.V. as of June 30, 2018, and the related consolidated statements of profit and loss, changes in equity, and cash flows for the six months ended June 30, 2018 and 2017, and the related notes to the consolidated financial statements. A review includes primarily applying analytical procedures to management's financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the consolidated financial statements as a whole. Accordingly, we do not express such an opinion.
Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement whether due to fraud or error.
Accountants' Responsibility
Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the consolidated financial statements for them to be in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. We believe that the results of our procedures provide a reasonable basis for our conclusion.
Accountants' Conclusion
Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Report on the 2017 Financial Statements
The December 31, 2017 statement of financial position was audited by us and we expressed a qualified opinion on it in our report dated January 14, 2019.
/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
January 14, 2019

SecurityMatters B.V.
Statement of Profit and Loss
Six Months Ended June 30, 2018
(Expressed in thousands of Euro)

	Notes	HY1 2018 (Unaudited)	HY1 2017 (Unaudited)

Sales	4	1,557	1,906

Cost of Sales		267	90
Gross profit		1,290	1,816

Research and development expenses		510	232
Sales and marketing expenses		1,922	952
General and administrative expenses		1,148	565
Total expenditures		3,580	1,749

(Loss)/profit from operations		(2,290)	67

Finance Income and Expenses	8	(17)	67

Loss before taxation		(2,273)	—

Income Tax	9	—	—
Net loss		(2,273)	—

See notes to consolidated financial statements

SecurityMatters B.V.
Consolidated Statement of Financial Position
June 30, 2018 (Unaudited) and December 31, 2017 (Audited)
(Expressed in thousands of Euro)

	Notes	June 30, 2018 (Unaudited)	December 31, 2017 (Audited)

Assets
Non-Current Assets
Intangible assets	11	102	84
Property, plant and equipment	12	198	166
Other non-current asset	13	4	20
Total non-current assets		304	270

Current Assets
Accounts receivable	14	885	3,328
Other current assets	15	650	256
Cash and cash equivalents	16	2,278	2,675
Total current assets		3,813	6,259
Total assets		4,117	6,529

Liabilities and Equity
Equity	17
Share capital		26	26
Share premium reserve		4,655	4,655
Retained earnings		(4,876)	180
Total equity		(195)	4,861

Non-Current Liabilities
Debt and financing	18	—	—
Deferred revenue		2,236	—
Total non-current liabilities		2,236	—

Current Liabilities
Debt and financing	18	65	190
Accounts payable	19	133	133
Deferred revenue		1,265	867
Other current liabilities	20	613	478
Total current liabilities		2,076	1,668
Total liabilities		4,312	1,668
Total equity and liabilities		4,117	6,529

See notes to consolidated financial statements

SecurityMatters B.V.
Consolidated Statement of Cash Flows
Six Months Ended June 30, 2018
(Expressed in thousands of Euro)

	HY1 2018 (Unaudited)	HY1 2017 (Unaudited)

Net Loss	(2,273)	—
Noncash items in net loss:
Loss on disposal of property, plant and equipment	19	—
Depreciation and amortization	45	27
Employee stock options	89	42

Change in assets and liabilities
Decrease in accounts receivable	2,443	607
Increase in other current assets	(303)	(955)
Increase in non-current assets	—	(2)
Increase in accounts payable	—	(17)
(Decrease) in deferred revenue	(314)	—
Increase (decrease) in other current liabilities	135	(16)
Net cash flows used in operating activities	(159)	(314)

Purchase of intangible assets	(38)	(19)
Purchase of property, plant and equipment	(75)	(45)
Net cash flows used in investing activities	(113)	(64)

Payments of debt and financing	(125)	(99)
Net cash flows used in financing activities	(125)	(99)

Net decrease in cash and cash equivalents	(397)	(477)
Cash and Cash Equivalents, at the Beginning of Period	2,675	4,357
Net decrease in cash and cash equivalents	(397)	(477)
Cash and Cash Equivalents, at the End of Period	2,278	3,880

See notes to consolidated financial statements

SecurityMatters B.V.
Consolidated Statement of Changes in Equity
Six Months Ended June 30, 2018
(Expressed in thousands of Euro)

	Share Capital	Share Reserve	Retained Earnings (Deficit)	Total Equity
As at December 31, 2017 (Audited)	26	4,655	180	4,861
IFRS 15 - First Time Adoption	—	—	(2,872)	(2,872)
Adjusted opening balance	26	4,655	(2,692)	1,989
Employee stock option plan	—	—	89	89
Net loss	—	—	(2,273)	(2,273)
As at June 30, 2018 (Unaudited)	26	4,655	(4,876)	(195)

See notes to consolidated financial statements

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

1.	General
Foundation and Activity of the Company
SecurityMatters B.V. (the "Company" and/or "SecurityMatters") has been incorporated on December 9, 2009 with the Chamber of Commerce registration number 08514012 and has its legal seat in Eindhoven, the Netherlands. The address of its registered office is John F Kennedylaan 5, 5612 AB Eindhoven, the Netherlands.
The Group engages in industrial cyber security. SecurityMatters B.V. develops a solution - SilentDefense - to address domain specific threats and needs. SilentDefense is the most advanced and mature OT network monitoring and intelligence platform.
SecurityMatters B.V. is a subsidiary of SecurityMatters Holding B.V. (“Parent company”), the Netherlands. Approximately 69% of the outstanding shares of the Company are owned by this holding. The remaining shares are held by four Venture Capitalists (approximately 27% of total share capital - which represents 100% of the preference shares) and others (e.g. employees) (4%).
When we, in these consolidated financial statements, are referring to the group ("Group") without a specific disclosure we are referring to SecurityMatters B.V. and all of its consolidated subsidiaries (as disclosed in Note 2, "Basis of Consolidation").
These consolidated financial statements of SecurityMatters B.V. are approved by the management board for issue on January 14, 2019.
Financial Period
These consolidated financial statements include the profit and loss statement for the six month periods ended June 30, 2018 and 2017 and the statement of financial position as of June 30, 2018 and December 31, 2017.

2.	Summary of Significant Accounting Policies
Basis of Preparation
The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS-IASB"). The consolidated financial statements have been prepared under the historical cost convention except for certain financial instruments.
All amounts in the consolidated financial statements and disclosure notes are expressed in thousands of euros unless otherwise stated.
The preparation of consolidated financial statements in conformity with IFRS-IASB requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the group's accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 3.

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

Going Concern
In the opinion of the management the Group is able to operate as a going concern, as it is able to fulfil its obligations towards third party creditors on an on-going basis, as well as to support the normal operational activities as necessary.
Change in Accounting Policies - Implementation of International Financial Reporting Standard ("IFRS") 15
The Group adopted IFRS 15 "Revenue from Contracts with Customers", effective January 1, 2018, using the modified retrospective method.
The major change comparing to the accounting policies in use till December 31, 2017 is the carve out of the initial period of maintenance and support services included in the licenses as well as the capitalization of costs to obtain a contract, primarily sales commissions, and the amortization of these costs over the contract period or estimated customer life, which resulted in the recognition of a deferred charge on the Group’s consolidated balance sheet.
Prior to the implementation of IFRS 15, the Company expensed all sales commissions and other incremental costs to acquire contracts as they were incurred.
The Group implemented IFRS 15 retrospectively in accordance with the provisions stipulated in IFRS 15 C3 (b). Based on this standard, the cumulative effect of the initial implementation has been recognized as an adjustment to the opening balance of the retained earnings without an adjustment of the comparable figures.
The initial recognition of IFRS 15 is recognized at the following line items in these interim statements:

(Expressed in thousands of Euro)	Balance December 31, 2017 (Audited)	Adjustment IFRS 15 (Unaudited)	Balance January 1, 2018 (Unaudited)

Assets
Non-current assets
Intangible assets	84	-	84
Property, plant and equipment	166	-	166
Other non-current asset	20	-	20
Total non-current assets	270	-	270

Current assets
Accounts receivable	3,328	-	3,328
Other current assets	256	76	332
Cash and cash equivalents	2,675	-	2,675
Total current assets	6,259	76	6,335

Total assets	6,529	76	6,605

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

(Expressed in thousands of Euro)	Balance December 31, 2017 (Audited)	Adjustment IFRS 15 (Unaudited)	Balance January 1, 2018 (Unaudited)

Liabilities and Equity
Equity
Share capital	26	-	26
Share premium reserve	4,655	-	4,655
Retained earnings (deficit)	180	(2,872)	(2,692)

Total equity	4,861	(2,872)	1,989

Non-current liabilities
Deferred revenue	-	2,506	2,506

Total non-current liabilities	-	2,506	2,506

Current liabilities
Debt and financing	190	-	190
Accounts payable	133	-	133
Deferred revenue	867	442	1,309
Other current liabilities	478	-	478

Total current liabilities	1,668	442	2,110

Total liabilities	1,668	2,948	4,616

Total equity and liabilities	6,529	76	6,605

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

In accordance with the new revenue standard requirements, the disclosure of the impact of adoption on the consolidated income statement and balance sheet was as follows:

For the 6 Month Period Ended June 30, 2018 (Unaudited)
(Expressed in thousands of Euro)	As Reported	Balance without Adoption of IFRS 15	Effect of Change Higher/Lower

Sales	1,557	1,371	186
Cost of Sales	(267)	(267)	-

Gross profit	1,290	1,104	186

Research and development	510	510	-
Sales and marketing expenses	1,922	1,917	5
General and administrative expenses	1,148	1,148	-

Total expenditures	3,580	3,575	5

Loss from operations	(2,290)	(2,471)	181

Finance income and expenses	(17)	(17)	-

Loss before taxation	(2,273)	(2,454)	181

Income tax	-	-	-

Net loss	(2,273)	(2,454)	181

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

For the 6 Month Period Ended June 30, 2018 (Unaudited)
(Expressed in thousands of Euro)	June 30, 2018	Balance without Adoption of IFRS 15	Effect of Change Higher/Lower

Assets
Non-Current Assets
Intangible assets	102	102	-
Property, plant and equipment	198	198	-
Other non-current asset	4	4	-
Total non-current assets	304	304	-

Current Assets
Accounts receivable	885	885	-
Other current assets	650	579	71
Cash and cash equivalents	2,278	2,278	-
Total current assets	3,813	3,742	71

Total assets	4,117	4,046	71

Liabilities and Equity
Equity
Share capital	26	26	-
Share premium reserve	4,655	4,655	-
Retained earnings (deficit)	(4,876)	(2,185)	(2,691)
Total equity	(195)	2,496	(2,691)

Non-Current Liabilities
Deferred revenue	2,236	-	2,236
Total non-current liabilities	2,236	-	2,236

Current Liabilities
Debt and financing	65	65	-
Accounts payable	133	133	-
Deferred revenue	1,265	739	526
Other current liabilities	613	613	-
Total current liabilities	2,076	1,550	526

Total liabilities	4,312	1,550	2,762

Total equity and liabilities	4,117	4,046	71

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

Application of New and Revised International Financial Reporting Standards
Amendments to IFRS that are Mandatorily Effective for the Current Year
As of January 1, 2018 IFRS 15 is mandatory. The implementation of IFRS 15 is disclosed above at the Change in Accounting Policies - Implementation IFRS 15.
The implementation of IFRS 9 "Financial Instruments", amendments to IFRS 2: Classification and Measurement of Share-based payment transactions, Annual Improvements to IFRS Standards 2014-2016 Cycle and Amendments to IAS 40: Transfers of Investment Property has had no material impact in the Group's consolidated financial statements.
Standards, Amendments and Interpretations Issued But Not Yet Effective as at June 30, 2018
Standards issued but not yet effective up to June 30, 2018 are listed below. This listing is of standards and interpretations issued, which the Group reasonably expects to be applicable at a future date. The Group intends to adopt these standards when they become effective. As at June 30, 2018 the following financial reporting standards were issued by the IASB but were not yet effective:

New and Amended Standards	Effective for Accounting Periods Beginning on or After

Standards
IFRS 16 Leases	1 January 2019
IFRS 17 Insurance Contracts	1 January 2021

Amendments
Amendments to IAS 28: Long-term Interests in Associates and Joint Ventures	1 January 2019
Annual Improvements to IFRS Standards 2015-2017 Cycle	1 January 2019
Amendment to IAS 19: Plan Amendment, Curtailment or Settlement	1 January 2019
Amendments to References to the Conceptual Framework in IFRS Standards	1 January 2019

The Board of Directors expects that the adoption of these financial reporting standards, except the impact of IFRS 16 Leases, will not have a material effect on the consolidated financial statements of the Group in future periods.
The Company is evaluating the impact IFRS 16 will have on the consolidated financial statements.

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

Basis of Consolidation
Subsidiaries
Subsidiaries are those enterprises controlled by the Group and its subsidiaries. Control is achieved when:

•	the Group has power of the investee;

•	is exposed, or has rights, to variable returns from its involvement with the investee; and

•	has the ability to use its power to affect its returns.
The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements to control listed above.
The consolidated financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.
Changes in Group Structure
Since May 22, 2018 SecurityMatters B.V. is the sole subscriber in the newly incorporated and wholly owned subsidiary SecurityMatters Americas, Inc. SecurityMatters Americas, Inc. had limited activity through June 30, 2018.
Consolidation
The accompanying consolidated financial statements include the financial information of SecurityMatters B.V., the Netherlands and SecurityMatters Americas, Inc., a wholly owned subsidiary.
Transactions Eliminated on Consolidation
Intra-group balances and transactions, and any unrealized gains and losses arising from intra-group transactions, are eliminated in preparing the consolidated financial statements. Unrealized gains arising from transactions with associates and jointly controlled entities are eliminated to the extent of the Group's interest in the enterprise. Unrealized gains resulting from transactions with associates are eliminated against the investment in the associate. Unrealized losses are eliminated in the same way as unrealized gains except that they are only eliminated to the extent that there is no evidence of impairment.

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

Revenue Recognition
Revenues from contracts with customers are recognized for each performance obligation. Revenues are identified separately for each distinct good or services, also when the good or service is bundled in another element of the contract (e.g. in the perpetual license).
Within SecurityMatters the following main categories of performance obligations are identified:

•	Perpetual or subscription license;

•	Maintenance and post implementation support ;

•	Implementation and training services;

•	Hardware.
Revenue is recognized against the amount allocated to each performance obligation on a standalone selling price basis. A performance obligation can be satisfied at a certain point of time or over time.
Revenues from license fees for standard content as well as hardware are recognized as revenue at a point of time when the control is passed to the customer. Most often the control is passed to the customer at the date of delivery/activation.
Maintenance and post implementation support has been recognized on a straight-line basis during the maintenance period.
In case the license or subscription fee does include maintenance/post customer support the revenues are recognized on an element by element basis. In most situations the perpetual license fee does include an initial maintenance/support period which varies between 1 and 5 years. In that situation, the allocation to the license is estimated by carving out the maintenance component using the residual approach. The maintenance part is carved out by estimating the stand-alone selling price of the maintenance fee by referring to the expected maintenance revenue subsequent to first period included in the perpetual license. The remainder (after carving out the maintenance) is allocated to the license.
Revenue from services provided are recognized over time when the services have been performed. These services include implementation and training services.
Contract Costs
The Group capitalizes contract origination costs that are incremental and recoverable costs of obtaining a contract with a customer. The Group expects that sales commissions and third-party referral fees related to customer contracts are both incremental and recoverable.
The contract origination costs are capitalized and amortized to sales and marketing expense when the related performance obligations are met. Incremental contract origination costs relating to products are expensed as the related products are delivered. Incremental contract

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

origination costs relating to support and maintenance contracts are capitalized and amortized over the contractual performance period.
Capitalized costs are periodically reviewed for impairment. During the six month period ended June 30, 2018, there was no impairment loss in relation to the costs capitalized.
Government Grants
The Group did receive Government grants from the local and European government to support research activities with regards to cyber security and other themes.
Government grants are recognized in the profit and loss statement only if there is reasonable assurance that the Group will comply with the conditions attached to the grants and that it is probable that the grants will be received.
Government grants are recognized in the profit and loss in the same period as the recognition of the expenses which the grants are intended to compensate (most significant part of the Government grants are linked to the hours spent).
No other forms of government support have been received.
Finance Income and Costs
Finance income and costs comprises interest payable on borrowings calculated using the effective interest rate method, interest receivable on funds invested and foreign exchange gains and losses.
Interest income is recognized in the income statement as it accrues, taking into account the effective yield on the asset.
Income Tax
Income tax on the profit or loss for the year comprises current and deferred tax. Income tax is recognized in the income statement except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.
Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantially enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.
Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date taking into account facilities such as the innovation box
A deferred tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the temporary difference or unused tax losses/credits can be

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

utilized. If the Group has a history of recent losses, the Group recognizes a deferred tax asset arising from unused tax losses only to the extent that the Group has sufficient taxable temporary differences or there is convincing other evidence that sufficient taxable profit will be available. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.
Intangible Assets
Intangible assets acquired separately are initially recognized at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization.
Intangible assets are amortized over their estimated useful economic lives using the straight-line method. The Group does not have any intangible assets with an indefinite life. Patents are amortized over 5 years.
Property, Plant and Equipment
Owned Assets
Office equipment and other assets held for use in the production and for administrative purposes are recorded at historical cost or deemed cost, equal to the fair value as at the date of the acquisition.
After initial recognition the office equipment and other assets shall be carried at cost less accumulated depreciation and any accumulated impairment losses.
Where an item of property, plant and equipment comprises major components having different useful lives, they are accounted for as separate items of property, plant and equipment.
Subsequent Expenditure
Expenditure incurred to replace a component of an item of property, plant and equipment that is accounted for separately is capitalized. Other subsequent expenditure is capitalized if it is probable that the future economic benefits embodied with the item will flow to the Group and the cost of the item can be measured reliably. All other expenditure is recognized in the income statement as an expense as incurred.
Depreciation
Depreciation is recorded on a straight-line basis over the estimated useful lives of the asset items of property, plant and equipment, and major components that are accounted for separately. The estimated useful life for office equipment and other assets is 5 years.
The residual values, estimated useful lives and depreciation methods of each items of property, plant and equipment are reassessed annually.

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

Financial Assets
Deposits (other receivables) are initially stated at fair value and subsequently measured at amortized cost less impairment losses.
Trade and Other Receivables
Trade and other receivables are initially stated at fair value and subsequently measured at amortized cost less impairment losses.
Cash and Cash Equivalents
Cash and cash equivalents comprise cash balances and savings accounts.
Impairment
The carrying amounts of the Group's property, plant and equipment and intangible assets are reviewed at each balance sheet date to determine whether there is any indication of impairment. If any such indication exists, the asset's recoverable amount is estimated. An impairment loss is recognized whenever the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment losses are recognized in the income statement.
Management is in the opinion that on June 30, 2018 no indications for impairment were existing.
Equity
Ordinary, preferred and non-voting shares are classified as shareholders' equity. External costs that can be attributed directly to the issuance of new shares are deducted from the share premium reserve.
Borrowings
Borrowings are recognized initially at fair value, less attributable transaction costs. Subsequent to initial recognition, interest-bearing borrowings are stated at amortized cost with any difference between cost and redemption value being recognized in the income statement over the period of the borrowings on an effective interest basis.
Trade and Other Payables
Trade and other payables are initially stated at fair value and subsequently measured at their amortized cost using the effective interest method where the effect of the passage of time is material.
Research and Development
Research and development expenses consist of the cost for the development of new products and services, salaries and related benefits of product development personnel, prototype products and expenses related to the development of new products.

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

The most significant part of the research and development cost are related to staff expenditures of the research and development department whereby it is not possible to allocate the specific cost to a specific project. As a result, the measurement of these costs attributable to a specific intangible is not possible and the costs have been expensed in accordance with IFRS.
Employee Benefits
Retirement Benefit Costs
The Group does not offer a pension scheme to its employees.
Employee Stock Options
SecurityMatters B.V., at its discretion, offers a stock option plan to a group of employees.
The fair value of the share options expected to vest is accounted for as expenditures on a straight-line basis over the vesting period, with a corresponding addition to shareholders' equity. The fair value of the options is calculated at the grade date using the Black Scholes model and taking into account the specific conditions of the option plans.
The recognition is based on the best estimate of the number of share option rights expected to vest. If subsequent information indicates that the number of share options rights expected to vest differs from the previous period the estimate shall be revised.
Short-Term and Other Long-Term Employee Benefits
A liability is recognized for benefits accruing to employees in respect of wages and salaries, annual leave and sick leave in the period the related service is rendered at the undiscounted amount of the benefits expected to be paid in exchange for that service.
Liabilities recognized in respect to short-term employee benefits are measured at the undiscounted amount of the benefits expected to be paid in exchange for the related service.
Liabilities recognized in respect to other long-term employee benefits are measured at the present value of the estimated future cash outflows expected to be made by the Group in respect to services provided by employees up to the reporting date.
Foreign Currency
The consolidated financial statements are presented in Euros (EUR), the functional currency of the Group.
Transactions in foreign currencies are translated to EUR at the foreign exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to EUR at the foreign exchange rate prevailing at that date. Foreign exchange differences arising on translation are recognized in the income statement. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

are translated to EUR at foreign exchange rates prevailing at the dates the fair value was determined.
The applied exchange rates of the EUR to the US Dollar were as follows:

Period End Rate
June 30, 2018	1 : 1.165

Profit and Loss Account
HY1 2018 (average)	1 : 1.205
HY1 2017 (average)	1 : 1.086

Fair Value Estimation
Estimated fair value disclosures of financial instruments are made in accordance with the requirements of IFRS 7 Financial Instruments: Disclosure. Fair value is defined as the amount at which the instrument could be exchanged in a current transaction between knowledgeable willing parties in an arm's length transaction, other than in forced or liquidation sale. As no readily available market exists for a large part of the Group's consolidated financial instruments, judgment is necessary in arriving at fair value, based on current economic conditions and specific risks attributable to the instrument. The estimates presented herein are not necessarily indicative of the amounts the Group could realize in a market exchange from the sale of its full holdings of a particular instrument.
The following summarizes the major methods and assumptions used in estimating the fair values of financial instruments.
Interest-Bearing Borrowings
Fair value is calculated based on discounted expected future principal and interest cash flows. The carrying amount of the Group's loans due after one year is also considered as reasonable estimate of their fair values as the nominal interest rates on the loans due after one year are considered to be a reasonable approximation of the fair market rate with reference to loans with similar credit risk level and maturity period at the reporting date.
Trade and Other Receivables / Payables
Receivables / payables typically have a remaining life of less than one year and receivables are adjusted for impairment losses. Therefore, the carrying amounts for these assets and liabilities are deemed to approximate their fair values, as the allowance for estimated irrecoverable amounts is considered a reasonable estimate of the discount required to reflect the impact of credit risk.

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

Leasing
Leases are classified as finance leases when according to the terms of lease the lessee assumes all principal risks and rewards incident to ownership of the leased equipment. Other leases are classified as operating leases.
Assets held under finance lease are initially recognized as assets of the Group at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments. The corresponding liability to the lessor is included in the statement of financial position as a finance lease obligation.
Lease payments are apportioned between finance expenses and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance expenses are recognized immediately in the profit or loss.
Expenses associated with operating leases are accrued on a straight-line basis and recorded in the income statement over the lease term.
Statement of Cash Flows
The statement of cash flows has been prepared using the indirect method. Under the indirect method, the cash flow is determined by adjusting net loss for the effects of:

•	changes during the period in operating receivables and payables;

•	non-cash items such as depreciation and provisions;

•	all other items for which the cash effects are investing or financing cash flows.
Investing and financing transactions that do not require the use of cash (e.g. finance lease) are excluded from the cash flow statements.

3.	Accounting Estimates and Judgements
Due to the nature of the Group's operations, critical accounting estimates and judgements principally relate to the:

•	Revenue recognition;

•	Intangible assets (estimate useful life);

•	Property, plant and equipment (estimate useful life);

•	Provision doubtful debts.
With regards to the revenue recognition, especially the allocation of the revenue to each performance obligation, management of the Group makes assumptions about the standalone selling price of each component.

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

In most situations the perpetual license fee does include an initial maintenance period which varies between 1 and 5 years. Also, in the case of subscription licenses, maintenance is included. Due to the highly variable nature of the license pricing, the allocation to the license is estimated by carving out the standalone selling price of the maintenance using the residual approach.
The maintenance part is carved out by estimating the stand-alone selling price of the maintenance fee by referring to the expected maintenance revenue subsequent to first period included in the perpetual license. The remainder (after carving out the maintenance) is allocated to the license.
The management of the Group makes assumptions about the estimated useful lives, depreciation methods or residual values of items of patents and office equipment. The assumptions made are based on past experiences and information currently available.
Furthermore, the Group's management believes that the net carrying amount of trade receivables is recoverable based on their past experience in the market and their assessment of the credit worthiness of debtors at June 30, 2018. Such estimates are inherently imprecise and there may be additional information about one or more debtors that the Group's management are not aware of, which could significantly affect their estimations.

4.	Sales
Summary sales per region based on the location of the customer:

(Expressed in thousands of Euro)	HY1 2018 (Unaudited)	HY1 2017 (Unaudited)

United States of America	872	964
European Union	670	942
Asia	15	-

Total	1,557	1,906

5.	Government Grants

(Expressed in thousands of Euro)	HY1 2018 (Unaudited)	HY1 2017 (Unaudited)

Project subsidies	117	69
WBSO*	121	42

Total	238	111

The above amounts are included as reductions to research and development expenses on the statement of profit and loss.

* WBSO is the Dutch acronym for “Wet Bevordering Speur- en Ontwikkelingswerk”, meaning the Dutch Research and Development Act.

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

6.	Employee Benefit Expenses
Employee benefit expenses consist of:

(Expressed in thousands of Euro)	HY1 2018 (Unaudited)	HY1 2017 (Unaudited)

Wages and salaries	1,087	504
Employee stock options	89	42
Social security	149	72
Total	1,325	618

Employee benefit expenses have been classified on the statement of profit and loss as follows:

(Expressed in thousands of Euro)	HY1 2018 (Unaudited)	HY1 2017 (Unaudited)

Cost of sales	248	83
Research and development	703	316
Sales and marketing expenses	214	131
General and administrative expenses	160	88
Total	1,325	618

7.	Depreciation and Amortization

(Expressed in thousands of Euro)	HY1 2018 (Unaudited)	HY1 2017 (Unaudited)

Amortization of intangible assets	20	16
Depreciation of property, plant and equipment	25	11
Total	45	27

The above depreciation and amortization expenses are included in research and development expenses on the statement of profit and loss.

8.	Financial Income and Expenses

(Expressed in thousands of Euro)	HY1 2018 (Unaudited)	HY1 2017 (Unaudited)

Interest income	-	-
Interest expense	11	10
Foreign exchange rate (gains)/losses	(28)	57
Total	(17)	67

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

9.	Unrecognized Deferred Tax Assets
Deferred tax assets have not been recognized in respect to tax losses because it is not probable that future taxable profit will be available against which the Company can use the benefits therefrom. Tax losses can be offset against future taxable profits in the subsequent 9 years and these losses will expire beginning in 2024.

	June 30, 2018 (Unaudited)		December 31, 2017 (Audited)
(Expressed in thousands of Euro)	Gross Amount	Tax Effect	Gross Amount	Tax Effect

Tax losses	3,029	547	537	97

10.	Share Based Payments
SecurityMatters B.V. has a share option scheme for a group of employees.
As at June 30, 2018, 9,265 option rights were granted to obtain an equal number of non-voting common shares.

HY1 2018 (Unaudited)	HY1 2017 (Unaudited)

Number of Granted Option Rights
Opening balance	7,410	2,750
Granted option rights	1,855	3,520
Closing balance	9,265	6,270
Option rights granted to employees are subject to vesting conditions (a period of time) and good leaver and bad leaver provisions. Only vested option rights can be exercised against EUR 0.10 (granted before or in 2016) or EUR 45 (granted in 2017 and subsequent period) at the time when an exercise event occurs (settlement in equity). Option rights granted vest after 18 months (37.5%) and 48 months (62.5%) or on a quarterly basis for employees who joined prior to January 1, 2015. The options do have an indefinite life.
As at June 30, 2018 no options have been exercised, expired or forfeited and no options are exercisable. The fair value of the option, calculated using the Black Scholes model at the grant date and the assumption no employees will leave the Group during the vesting period, expected to vest are recognized as part of the employee benefits for an amount of EUR 87 (in thousands) for the period ended June 30, 2018.
The Company estimated the fair value of options granted to be EUR 194.48 as of June 30, 2018 using the Black Scholes option pricing model with the following weighted-average assumptions:

Fair value per common share	EUR 68.11 - 231.42
Volatility	70.00%
Average risk-free rate	0.67 - 0.74%
Dividend yield	0.00%
Expected term (years)	4.00

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

11.	Intangible Assets

	June 30, 2018 (Unaudited)		December 31, 2017 (Audited)
(Expressed in thousands of Euro)	Patents	Total	Patents	Total

Cost:
Opening balance	180	180	153	153
Additions	38	38	27	27

Closing balance	218	218	180	180

Accumulated amortization:
Opening balance	96	96	63	63
Amortization	20	20	33	33

Closing balance	116	116	96	96

Net closing balance	102	102	84	84

12.	Property, Plant and Equipment

	June 30, 2018 (Unaudited)		December 31, 2017 (Audited)
(Expressed in thousands of Euro)	Computer and Office Equipment	Total	Computer and Office Equipment	Total

Cost:
Opening balance	232	232	91	91
Additions	75	75	141	141
Disposals	(22)	(22)	-	-

Closing balance	285	285	232	232

Accumulated depreciation:
Opening balance	66	66	39	39
Depreciation	25	25	27	27
Disposals	(4)	(4)	-	-

Closing balance	87	87	66	66

Net closing balance	198	198	166	166

Property, plant and equipment serve as collateral for the financing agreements in Note 18.

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

13.	Other Non-Current Asset
Other Non-Current Assets consist solely of deposits.

(Expressed in thousands of Euro)	June 30, 2018 (Unaudited)	December 31, 2017 (Audited)

Opening balance	20	14
Additional deposit	93	6
Transfer deposit to short-term (other current asset)	(109)	-

Closing balance	4	20

14.	Accounts Receivable

(Expressed in thousands of Euro)	June 30, 2018 (Unaudited)	December 31, 2017 (Audited)

Trade receivables	738	1,179
Parent company	-	37
U.S. distribution agent	147	2,112

	885	3,328
Provision for impairment accounts receivable	-	-

Total	885	3,328

The management of the Group considers that the carrying amount of accounts receivable approximates to their fair value.
The accounts receivable serve as collateral for the financing agreements in Note 18.

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

15.	Other Current Assets

(Expressed in thousands of Euro)	June 30, 2018 (Unaudited)	December 31, 2017 (Audited)

Income to invoice	151	83
Government grants	-	87
Value added tax	100	-
Value added tax, foreign countries	11	11
Prepayments	124	74
Contract costs	70	-
Deposits, short term	109	-
Guarantee account	82	-
Other accounts receivable	3	1

Total	650	256

Capitalized contract costs were EUR 70 (in thousands) as of June 30, 2018. For the six months period ended June 30, 2018, amortization expense for the contract costs was EUR 28 (in thousands).
The management of the Group considers that the carrying amount of other current assets approximates to their fair value.

16.	Cash and Cash Equivalents

(Expressed in thousands of Euro)	June 30, 2018 (Unaudited)	December 31, 2017 (Audited)

Savings account	-	1,800
Current accounts	2,278	875

Total	2,278	2,675

17.	Equity
Issued and Paid-up Capital
As at June 30, 2018 the Company's issued and paid up share capital comprises:

•	180,000 common shares of EUR 0.10 each;

•	69,350 preference class A shares of EUR 0.10 each;

•	11,490 shares without voting right of EUR 0.10 each.

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

Every common share gives right to one vote.
The Company is in its growth phase and dividend distributions may strain its growth capacity and; therefore, the Company has no recent history of dividend distributions.
Preference Class A Shares
In accordance with the articles of association class A shares do have preference, in case of an Exit Event. In case of an Exit Event each class A shareholder shall receive a preference amount, in proportion to the paid-up nominal value of its class A shares, equaling the higher of:

•	200% of its respective Investment Amount;

•	Such percentage of the proceeds corresponding to its respective portion of the relevant nominal share capital of the Company (all shares deemed to be common shares).
The remaining proceeds will be allocated to the holders of common shares and non-voting shares in proportion to the number of common shares and non-voting shares.

18.	Debt and Financing

(Expressed in thousands of Euro)	June 30, 2018 (Unaudited)	December 31, 2017 (Audited)

Debt and financing due after more than one year	-	-
Debt and financing due within one year	65	190

Total debt and financing	65	190

The management of the Group considers that the carrying amount of non-current and current financial liabilities approximates to their fair value.

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

Debt and Financing Due After More Than One Year

(Expressed in thousands of Euro)	June 30, 2018 (Unaudited)	December 31, 2017 (Audited)

Bank financing	67	199
Prepaid fees	(2)	(9)

Total non-current debt and financing	65	190

Less portion payable within one years	(65)	(190)

Due after more than one year	-	-

Bank Financing
General
The Group entered into three (pledged) loan agreements with ABN-Amro Bank N.V.
Repayment
The repayment schedule is as follows:

(Expressed in thousands of Euro)	June 30, 2018 (Unaudited)

˂ 1 year	67
1 - 5 years	-
˃ 5 years	-

Borrowing from ABN-Amro	67

Interest
The interest on the loans is fixed in the range 3.1% and 4.5%.
Securities
The loan agreement was secured by:

•	Guarantees of EUR 50 (in thousands) provided by Mr. D. Bolzoni, Mr. E. Zambon and Mr. S. Etalle;

•	Joint and several liability of SecurityMatters Holding B.V.;

•	Lien on inventories, equipment and receivables.

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

Debt and Financing Due Within One Year

(Expressed in thousands of Euro)	June 30, 2018 (Unaudited)	December 31, 2017 (Audited)

Bank financing	-	-
Portion of non-current debt payable within one year	65	190

Total debt and financing due within one year	65	190

ABN-Amro Bank N.V., Credit Facility
The bank provided the Group with an overdraft facility of EUR 340 (in thousands). The facility will be reduced with EUR 25 (in thousands) per quarter starting July 1, 2019. Subsequently, the facility will be reduced with EUR 10 (in thousands) per quarter starting July 1, 2020. The interest is equal to theABN-Euro Basisrente with a minimum of 3.55% per annum plus a mark-up of 1.5%.

19.	Accounts Payable

(Expressed in thousands of Euro)	June 30, 2018 (Unaudited)	December 31, 2017 (Audited)

Payables to suppliers	133	133

Total	133	133

The management of the Group considers that the carrying amount of accounts payable approximates to their fair value.

20.	Other Current Liabilities

(Expressed in thousands of Euro)	June 30, 2018 (Unaudited)	December 31, 2017 (Audited)

Government grants	57	-
Value added tax	-	10
Wage tax	67	64
Employee benefits payable	200	128
Sales expenditures	235	258
Other accruals	54	18

Total	613	478

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

21.	Transactions with Related Parties

	Expenses during the period ended		Receivable (Payable) balances as at
(Expressed in thousands of Euro)	June 30, 2018	June 30, 2017	June 30, 2018	December 31, 2017

Management fee	(a)	166	141	(28)	-

Receivable from Parent company	(b)	-	-	-	37

Compensation of key management personnel:
Short-term employee benefits		122	94	-	-
Share-based payment expenses		19	1	-	-

(a)
The shareholders of the Parent company consist of three personal holding companies, who provide management services to the Company and were paid management fees. Each of the three personal holding companies are owned by each of the three founders of the Company, respectively.

(b)	As of December 31, 2017, the Company had a receivable due from the Parent company relating to tax refunds the Parent company collected on behalf of the Company.
Guarantees
With regards to the credit facility available to the Company guarantees are provided by the founders of the Company for a total amount of EUR 150 (in thousands).
In addition, the Parent company is jointly and several liable for the credit facility provided to the Group.

22.	Revenues by Geographic Region
The Company’s revenues by geographic region are as follows:

(Expressed in thousands of Euro)	HY1 2018 (Unaudited)	HY1 2017 (Unaudited)

United States of America	872	964
Netherlands	241	512
Germany	201	2
Italy	48	287
European Union less than 10% of revenue by country	180	141
Asia less than 10% of revenue by country	15	-

SecurityMatters B.V.
Notes to the Consolidated Financial Statements
June 30, 2018

23.	Contingent Liabilities
Operating Lease Commitments
The Group is a lessee in operating lease agreements.
The operating lease commitments are as follows:

(Expressed in thousands of Euro)	Office	Cars	Total

˂ 1 year	209	5	214
1 - 5 years	854	-	854
˃ 5 years	17	-	17

Total	1,080	5	1,085

Purchasing Commitments
As at June 30, 2018, the Group committed itself into EUR 66 (in thousands) capital expenditures.

24.	Subsequent Events
Credit Facility
As at July 17, 2018, the Company entered into a credit facility agreement amounting to EUR 500 (in thousands).
Share Purchase Agreement
On November 6, 2018, the Company entered into a share purchase agreement to be acquired by ForeScout Technologies, Inc. ("ForeScout"). Under the terms of the share purchase agreement, Forescout paid USD 113,250,000 in cash, subject to certain customary closing adjustments, in exchange for all of the capital stock, options and other rights to acquire or receive capital stock of the Company. The acquisition has been completed as of the release date of these financial statements and as a result, the Company has become a wholly owned subsidiary of ForeScout.